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Exhibit 23.3

CONSENT OF SAMDUK ACCOUNTING CORPORATION, CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of 24/7 Real Media, Inc. for the registration of 4,464,286 shares of its common stock and to the incorporation by reference therein of our report dated November 25, 2003, with respect to the balance sheets of Real Media Korea Co., Ltd. as of September 30, 2003 and December 31, 2002 and the related statements of income, shareholders' equity and cash flows for the nine-month period and the year then ended, which report appears in the Form 8-K/A of 24/7 Real Media, Inc. dated January 12, 2004.

/s/ SAMDUK ACCOUNTING CORPORATION

Seoul, South Korea
September 30, 2004

12/F SEOHUNG BUILDING, 68 KEONJI-DONG, JONGRO-KU, SEOUL, KOREA
Tel: (02)3976-700~1-Fax: (02)730-9559
Certified Public Accountants. A Member of NEXIA INTERNATIONAL

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CONSENT OF SAMDUK ACCOUNTING CORPORATION, CERTIFIED PUBLIC ACCOUNTANTS